                                                                    Exhibit 23.1


                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


                                                /s/ Arthur Andersen LLP

                                                ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania,
 July 10, 1996